Exhibit 99.1

Daseke Reports Results for Second Quarter of 2019

Specialized Solutions segment’s consistent performance supports 20% increase in revenue, up 1% on an Acquisition-Adjusted basis1

Company announces new strategic operational program focused on intelligent integration and efficiency, expected to deliver $20-25 million in operating income on a go-forward basis in fiscal 2021 and beyond

Addison, Texas – August 5, 2019 –  Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today reported financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Revenue increased 20% to $450.6 million (up 1% on an Acquisition-Adjusted[1] basis)
•	Net loss was $6.4 million, or $0.10 per share
•	Adjusted Net Income[1] was $3.4 million, or $0.05 per share
•	Adjusted EBITDA[1] decreased 1% to $46.0 million (down 16% on an Acquisition-Adjusted[1] basis)
•	Year-to-date net cash flows from operating activities of $54.9 million; Free Cash Flow[1] of $59.3 million
•	Added three operationally-focused business leaders to Board of Directors in May (the “Board”)
•	Update to 2019 outlook to reflect weaker market conditions in flatbed market
•	Launch of new strategic integration and efficiency program, with a plan to increase operating income by $15 million in fiscal 2020 and an additional $5-10 million in fiscal 2021

First Half 2019 Highlights

•	Revenue increased 25% to $883.6 million (up 4% on an Acquisition-Adjusted[1] basis)
•	Net loss was $15.7 million, or $0.24 per share
•	Adjusted Net Income[1] was $5.2 million, or $0.08 per share
•	Adjusted EBITDA[1] increased 10% to $89.8 million (down 7% on an Acquisition-Adjusted[1] basis)

Management Commentary

“Our unique and leading Specialized Solutions transportation segment delivered another quarter of consistent performance, which helped us overcome a softer environment in the Flatbed Solutions market and deliver 20% top-line revenue growth or nearly 1% on an organic, Acquisition-Adjusted basis,” said Don Daseke, chairman and Chief Executive Officer. “Additionally, we continued to invest throughout the first half of the fiscal year in building our operational foundation through the addition of new experienced leaders at both the corporate and Board level, as we look to pivot our strategy towards long-term operational excellence.”

1 See Non-GAAP Measures for more information regarding Acquisition-Adjusted measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Ratio, and Adjusted Net Income (Loss).

Chris Easter, Chief Operating Officer, added, “We are pleased to announce the first phase of our operational improvement initiatives focused on intelligent integration and efficiency.  This plan has two major initiatives designed to improve our free cash flow generation and long-term profitability.  The first initiative will integrate three of our operating units into other higher performing operating companies that have natural synergies through freight sharing, equipment sharing and maintenance, other cost reductions, and comparability of operational performance data and best practices. These actions will reduce our operating companies from 16 to 13.  The second initiative is the implementation of Business Improvement Plans, which will leverage the significant expertise across our operational teams for the purpose of improving profitability. Execution of these plans will result in action in target areas such as right-sizing trailer-to-truck ratios, yield management capacity allocations, and maintenance execution. These proactive measures have been embraced by the leaders of our operating companies who have already begun to expeditiously execute them.  We expect to complete the majority of this work by the end of fiscal 2019.  We believe the combination of the two programs should result in the creation of $15 million in new annual operating income in fiscal 2020, and an additional $5-10 million in fiscal 2021, for a total of $20-25 million in incremental income once completed.”

Second Quarter 2019 Financial Results

Revenue in the second quarter of 2019 increased 20% to $450.6 million compared to $376.9 million in the year-ago quarter. Revenue on an Acquisition-Adjusted1 basis increased 1% to $450.6 million, compared to $446.6 million in the year ago quarter.

Operating income in the second quarter of 2019 was $4.7 million, compared to $8.5 million in the year-ago quarter. Included in operating expenses for the second quarter of 2019 was $5.9 million of depreciation expense related to the net impact of the step-up in basis of acquired assets and $3.9 million for the amortization of intangibles, for a total non-cash impact of $9.8 million. This compares to $5.4 million of depreciation expense related to the net impact of the step-up in basis of acquired assets and $6.2 million for the amortization of intangibles, for a total non-cash impact of $11.6 million in the second quarter of 2018.

Net loss for the second quarter of 2019 was $6.4 million, or $0.10 per share, compared to net income of $13.5 million, or $0.22 per share, in the year-ago quarter. Adjusted Net Income1 was $3.4 million, compared to Adjusted Net Income1 of $16.7 million in the second quarter of 2018.

Adjusted EBITDA1 in the second quarter of 2019 was $46.0 million compared to $46.3 million in the year-ago quarter.  Acquisition-Adjusted EBITDA1 in the second quarter of 2019 decreased 16% to $46.0 million compared to $54.5 million to the second quarter of 2018.

Segment Results

Specialized Solutions - Specialized Solutions revenue2 in the second quarter of 2019 increased 29%  to $280.7 million compared to $218.4 million in the year-ago quarter. Operating income in the second quarter of 2019 was $11.1 million compared to $7.1 million in the year-ago quarter. Adjusted EBITDA1 in the second quarter of 2019 increased 14%  to $37.8 million compared to $33.2 million in the year-ago quarter. Rate per mile in the second quarter of 2019 was up 23% to $3.54; revenue per tractor increased 13% to $64,600.

2 Segment revenues are prior to eliminations.

Flatbed Solutions - Flatbed Solutions revenue2 in the second quarter of 2019 increased 8% to $174.9 million compared to $162.2 million in the year-ago quarter. Operating income in the second quarter of 2019 was $6.1 million compared to $9.3 million in the year-ago quarter. Adjusted EBITDA1 in the second quarter of 2019 increased 6% to $19.9 million compared to $18.8 million in the year-ago quarter. Rate per mile in the second quarter of 2019 was down 4% to $1.94; revenue per tractor decreased 7% to $42,400.

Balance Sheet and Free Cash Flow

At June 30, 2019, Daseke had cash and equivalents of $63.7 million and $85.2 million, respectively available under its revolving credit facility, for total available liquidity of $148.9 million. Net debt was $650.1 million. This compares to cash and equivalents of $46.0 million, $87.8 million available on the revolving credit facility, total available liquidity of $133.8 million, and net debt of $656.4 million at December 31, 2018.

Year to date, net cash provided by operating activities was $54.9 million, cash capital expenditures were $12.1 million, and cash proceeds from the sale of excess property and equipment were $16.5 million, resulting in Free Cash Flow of $59.3 million. This compares to net cash provided by operating activities of $29.0 million, cash capital expenditures of $31.1 million, and cash proceeds from the sale of excess property and equipment of $11.7 million, resulting in Free Cash Flow of $9.6 million in the first half of fiscal 2018.

2019 Outlook

Daseke updated its fiscal 2019 outlook to reflect the industry’s changing market conditions.

	Updated Outlook	Prior Outlook
Revenue	$1.7 - $1.75 billion	$1.8 - $1.9 billion
Adjusted EBITDA[1]	$165 - $175 million	$200 - $210 million
Net Capital Expenditures	No change	$65-$70 million
Leverage Ratio (as defined in Company’s debt agreements)	3.0x – 3.3x	2.9x

Bharat Mahajan, Chief Financial Officer, concluded, “While our Specialized segment continues to deliver strong performance amid loosening economic conditions, the market for our Flatbed solutions came in lower than we originally projected in the first half of fiscal 2019.  As a result, we have adjusted our outlook to reflect today’s market conditions.  We remain committed to capturing synergies throughout our operating companies, while seeking to lower our cost structure and de-lever the business.”

Strategic Integration and Efficiency Program

Daseke is in the process of reorganizing several of its operating companies to reduce costs and improve operating efficiencies. The restructuring will involve merging of operating companies, utilizing shared services and back-office resources, and reducing other operational costs in some areas.

The Company is in process of identifying the expected costs associated with the restructuring. The Company expects annual savings of $10 million dollars in improved operating income during fiscal year 2020 with the potential of an additional $5-to-10 million on a run rate basis in fiscal year 2021 as a result of these actions. The Company anticipates that these savings will be sourced through targeted cost reductions, improved operational efficiencies, and maintenance savings.

Additionally, Daseke has started the implementation of Business Improvement Plans, which are focused on areas such as right sizing trailer/truck ratios, yield management capacity allocation, and more disciplined maintenance execution.  These actions are expected to deliver a $5 million improvement to operating income in fiscal 2020.

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its second quarter 2019 results.

Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 5366959. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at investor.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for Daseke and its operating segments, including Adjusted EBITDA, Acquisition-Adjusted EBITDA, Acquisition-Adjusted Revenue, Adjusted Operating Ratio, Free Cash Flow, and Adjusted Net Income (Loss).

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, and other fees and charges associated with financings, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) non-cash impairment, (vi) restructuring charges, and, (vii) non-cash stock and equity-compensation expense. The Company’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Acquisition-Adjusted Measures

Acquisition-Adjusted EBITDA and Acquisition-Adjusted Revenue give effect to all Daseke’s acquisitions completed as though those acquisitions were completed on the first date of the applicable measurement period. These “as if” estimates of potential operating results were not prepared in accordance with GAAP or the pro forma rules of Regulation S-X promulgated by the SEC. The presentation of Acquisition-Adjusted Revenue and Acquisition-Adjusted EBITDA should not be construed as an inference that Daseke’s future results will be consistent with these “as if” estimates and are presented for informational purposes only.

To derive Acquisition-Adjusted EBITDA, we add to our Adjusted EBITDA (i) the aggregate Adjusted EBITDA of the companies acquired for the period beginning on the first day of the applicable measurement period and ending on the date of our acquisition (or if earlier, the last date of the applicable measurement period), based on the acquired company’s unaudited internal financial statements or publicly available financial statements for the period prior to the acquisition date, (ii) charges and expenses attributable to the undertaking or implementation of cost savings, optimization or restructuring efforts and (iii) the amount of any expected cost savings, operating expense reductions and synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable.

To derive Acquisition-Adjusted Revenue, we add to our revenue the aggregate revenue of the companies acquired for the period beginning on the first day of the applicable measurement period and ending on the date of our acquisition (or if earlier, the last date of the applicable measurement period), based on the acquired company’s unaudited internal financial statements or publicly available financial statements for the period prior to the acquisition date.

The Company’s board of directors and executive management team use Acquisition-Adjusted Measures as key measures of its performance and for business planning. Adjusted EBITDA assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of Acquisition-Adjusted Measures is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Operating Ratio

Daseke defines Adjusted Operating Ratio as (i) total operating expenses (a) less, acquisition-related transaction expenses, non-cash impairment charges, unusual or non-regularly recurring expenses or recoveries and (b) further adjusted for the net impact of the step-up in basis (such as increased depreciation and amortization expense) and amortization of identifiable intangible assets resulting from acquisitions, as a percentage of (ii) total revenue.

The Company’s board of directors and executive management team view Adjusted Operating Ratio, based on its key drivers of revenue quality, growth, expense control and operating efficiency, as a very important measure of the Company’s performance. The Company believes fuel surcharge is often volatile, and that eliminating the impact of this source of revenue affords the Company a more consistent basis for comparing its results of operations between periods. The Company also believes excluding acquisition-related transaction expenses, additional depreciation and amortization expenses as a result of acquisitions, unusual or non-regularly recurring expenses or recoveries and non-cash impairment enhances the comparability of its performance between periods. The Company believes its presentation of Adjusted Operating Ratio is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

Adjusted Net Income (Loss)

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for acquisition related transaction expenses, non-cash impairments, amortization of intangible assets, the net impact of step-up in basis of acquired assets and unusual or non-regularly recurring expenses or recoveries.

The Company’s board of directors and executive management team use Adjusted Net Income (Loss) as a key measure of its performance and for business planning. Adjusted Net Income (Loss) assists them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. Adjusted Net Income (Loss) also allows the Company to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ acquisition related items, such as acquisition-related transaction expenses, non-cash impairments, amortization of intangible assets and the net impact of the step up in basis of acquired assets, as well as removing the impact of unusual or non-regularly recurring expenses or recoveries. The Company believes its presentation of Adjusted Net Income (Loss) is useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below. We have not reconciled non‐GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. In particular, we have not reconciled our expectations as to forward-looking Adjusted EBITDA to net income (loss) due to the difficulty in making an accurate projection as to the expected costs of our Strategic Reorganization at this preliminary stage. The actual amount of the costs related to our Strategic Reorganization will have a significant impact on our GAAP net income (loss); accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income (loss) is not available without unreasonable efforts. We are removing our previous guidance for Net loss issued on 2/7/19.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward‐looking statements.  For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward‐looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In millions, except share data)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$63.7	$46.0
Accounts receivable, net	231.0	209.2
Drivers’ advances and other receivables	7.3	5.5
Current portion of net investment in sales-type leases	—	16.2
Parts supplies	5.0	4.9
Prepaid and other current assets	19.7	26.3
Total current assets	326.7	308.1
Property and equipment, net	579.9	572.7
Intangible assets, net	200.9	208.8
Goodwill	258.7	258.4
Right-of-use assets	106.8	—
Other long-term assets	30.0	42.9
Total assets	$1,503.0	$1,390.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23.8	$22.2
Accrued expenses and other liabilities	50.6	46.5
Accrued payroll, benefits and related taxes	27.2	21.7
Accrued insurance and claims	18.5	18.1
Current portion of long-term debt	62.4	63.5
Other current liabilities	50.0	21.9
Total current liabilities	232.5	193.9
Long-term debt, net of current portion	636.5	622.7
Deferred tax liabilities	123.9	126.8
Other long-term liabilities	79.1	0.5
Total liabilities	1,072.0	943.9
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 650,000 shares issued with liquidation preference of $65.0 at June 30, 2019 and December 31, 2018	65.0	65.0
Common stock, par value $0.0001 per share; 250,000,000 shares authorized, 64,579,993 and 64,455,174 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in-capital	435.6	433.9
Accumulated deficit	(69.2)	(51.0)
Accumulated other comprehensive loss	(0.4)	(0.9)
Total stockholders’ equity	431.0	447.0
Total liabilities and stockholders’ equity	$1,503.0	$1,390.9

Daseke, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Company freight	$206.9	$160.0	$413.1	$304.6
Owner operator freight	121.7	112.6	232.7	208.1
Brokerage	72.8	60.1	144.2	106.2
Logistics	13.1	8.9	25.5	19.6
Fuel surcharge	36.1	35.3	68.1	66.0
Total revenue	450.6	376.9	883.6	704.5
Operating expenses:
Salaries, wages and employee benefits	124.3	90.7	243.4	173.0
Fuel	36.2	31.3	71.2	64.7
Operations and maintenance	53.1	40.4	107.9	75.0
Communications	1.2	0.8	2.2	1.5
Purchased freight	156.4	141.6	303.0	259.3
Administrative expenses	17.2	13.1	33.3	25.2
Sales and marketing	1.3	0.8	2.5	1.4
Taxes and licenses	5.0	3.9	9.9	7.6
Insurance and claims	12.2	10.4	24.7	19.6
Acquisition-related transaction expenses	—	1.4	—	1.8
Depreciation and amortization	39.7	31.7	81.2	56.9
Gain on disposition of property and equipment	(0.7)	(0.5)	(1.1)	(0.6)
Impairment	—	2.8	—	2.8
Total operating expenses	445.9	368.4	878.2	688.2
Income from operations	4.7	8.5	5.4	16.3
Other expense (income):
Interest income	(0.2)	(0.6)	(0.4)	(1.0)
Interest expense	12.7	11.1	25.4	21.4
Other	(0.7)	(1.0)	(1.3)	(1.9)
Total other expense	11.8	9.5	23.7	18.5
Loss before benefit for income taxes	(7.1)	(1.0)	(18.3)	(2.2)
Benefit for income taxes	(0.7)	(14.5)	(2.6)	(14.9)
Net income (loss)	(6.4)	13.5	(15.7)	12.7
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	0.4	(0.6)	0.5	(0.9)
Comprehensive income (loss)	(6.0)	12.9	(15.2)	11.8
Net income (loss)	(6.4)	13.5	(15.7)	12.7
Less dividends to Series A convertible preferred stockholders	(1.3)	(1.3)	(2.5)	(2.5)
Net income (loss) attributable to common stockholders	$(7.7)	$12.2	$(18.2)	$10.2
Net income (loss) per common share:
Basic and Diluted	$(0.12)	$0.20	$(0.28)	$0.17
Weighted-average common shares outstanding:
Basic and Diluted	64,523,163	60,558,956	64,496,550	57,935,688
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$3.81	$3.81

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

	Three Months Ended June 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$154.5	55.0	$116.3	53.3	$38.2	32.8
Owner operator freight	49.6	17.7	40.9	18.7	8.7	21.3
Brokerage	47.7	17.0	36.4	16.7	11.3	31.0
Logistics	12.5	4.5	8.2	3.8	4.3	52.4
Fuel surcharge	16.4	5.8	16.6	7.6	(0.2)	(1.2)
Total revenue	280.7	100.0	218.4	100.0	62.3	28.5

OPERATING EXPENSES(1):
Total operating expenses	269.6	96.0	211.3	96.7	58.3	27.6
Operating ratio	96.0%		96.7%
Adjusted operating ratio	93.2%		91.7%
INCOME FROM OPERATIONS	$11.1	4.0	$7.1	3.3	$4.0	56.3

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	57.6		54.6		3.0	5.5
Company-operated tractors, at quarter-end	2,481		2,460		21	0.9
Owner-operated tractors, at quarter-end	690		611		79	12.9
Number of trailers, at quarter-end	8,453		8,210		243	3.0

Company-operated tractors, average for the quarter	2,490		2,159		331	15.3
Owner-operated tractors, average for the quarter	671		581		90	15.5
Total tractors, average for the quarter	3,161		2,740		421

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

(2) Total miles includes company and owner operator and excludes brokerage.

(3) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

	Six Months Ended June 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$308.4	56.1	$217.0	53.8	$91.4	42.1
Owner operator freight	93.3	17.0	77.6	19.2	15.7	20.2
Brokerage	93.7	17.0	59.6	14.8	34.1	57.2
Logistics	24.2	4.4	18.3	4.5	5.9	32.2
Fuel surcharge	30.6	5.5	30.8	7.7	(0.2)	(0.6)
Total revenue	550.2	100.0	403.3	100.0	146.9	36.4

OPERATING EXPENSES(1):
Total operating expenses	531.4	96.6	391.0	97.0	140.4	35.9
Operating ratio	96.6%		97.0%
Adjusted operating ratio	93.5%		92.9%
INCOME FROM OPERATIONS	$18.8	3.4	$12.3	3.0	$6.5	52.8

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	111.3		106.1		5.2	4.9
Company-operated tractors, at period-end	2,481		2,460		21	0.9
Owner-operated tractors, at period-end	690		611		79	12.9
Number of trailers, at period-end	8,453		8,210		243	3.0

Company-operated tractors, average for the period	2,498		2,095		403	19.2
Owner-operated tractors, average for the period	664		570		94	16.5
Total tractors, average for the period	3,162		2,665		497

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

(2) Total miles includes company and owner operator and excludes brokerage.

(3) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

	Three Months Ended June 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%
REVENUE(1):
Company freight	$55.0	31.4	$46.2	28.5	$8.8	19.0
Owner operator freight	73.4	42.0	72.3	44.6	1.1	1.5
Brokerage	25.7	14.7	23.9	14.7	1.8	7.5
Logistics	0.6	0.3	0.7	0.4	(0.1)	(14.3)
Fuel surcharge	20.2	11.6	19.1	11.8	1.1	5.8
Total revenue	174.9	100.0	162.2	100.0	12.7	7.8

OPERATING EXPENSES(1):
Total operating expenses	168.8	96.5	152.9	94.3	15.9	10.4
Operating ratio	96.5%		94.3%
Adjusted operating ratio	95.5%		92.3%
INCOME FROM OPERATIONS	$6.1	3.5	$9.3	5.7	$(3.2)	(34.4)

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	66.1		58.5		7.6	13.0
Company-operated tractors, at quarter-end	1,327		1,017		310	30.5
Owner-operated tractors, at quarter-end	1,702		1,574		128	8.1
Number of trailers, at quarter-end	5,129		4,404		725	16.5

Company-operated tractors, average for the quarter	1,336		1,061		275	25.9
Owner-operated tractors, average for the quarter	1,689		1,532		157	10.2
Total tractors, average for the quarter	3,025		2,593		432

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

(2) Total miles includes company and owner operator and excludes brokerage.

(3) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

	Six Months Ended June 30,
	2019		2018		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%

REVENUE(1):
Company freight	$110.2	32.1	$91.4	29.8	$18.8	20.6
Owner operator freight	142.0	41.4	131.6	42.8	10.4	7.9
Brokerage	51.1	14.9	46.9	15.3	4.2	9.0
Logistics	1.3	0.4	1.4	0.4	(0.1)	(7.1)
Fuel surcharge	38.4	11.2	35.9	11.7	2.5	7.0
Total revenue	343.0	100.0	307.2	100.0	35.8	11.7

OPERATING EXPENSES(1):
Total operating expenses	333.6	97.3	291.0	94.7	42.6	14.6
Operating ratio	97.3%		94.7%
Adjusted operating ratio	96.1%		93.4%
INCOME FROM OPERATIONS	$9.4	2.7	$16.2	5.3	$(6.8)	(42.0)

OPERATING STATISTICS:
Total miles (in millions)(2)(3)	129.6		116.3		13.3	11.4
Company-operated tractors, at period-end	1,327		1,017		310	30.5
Owner-operated tractors, at period-end	1,702		1,574		128	8.1
Number of trailers, at period-end	5,129		4,404		725	16.5

Company-operated tractors, average for the period	1,354		1,104		250	22.6
Owner-operated tractors, average for the period	1,647		1,481		166	11.2
Total tractors, average for the period	3,001		2,585		416

* indicates not meaningful.

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

(2) Total miles includes company and owner operator and excludes brokerage.

(3) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries

Reconciliation of Adjusted Operating Ratio to Operating Ratio

(Unaudited)

(In millions)

	Three Months Ended June 30,
(Dollars in millions)	2019	2018	2019	2018	2019	2018
	Consolidated		Flatbed		Specialized
Revenue	$450.6	$376.9	$174.9	$162.2	$280.7	$218.4
Salaries, wages and employee benefits	124.3	90.7	34.9	27.2	82.7	62.2
Fuel	36.2	31.3	12.8	11.4	23.4	20.0
Operations and maintenance	53.1	40.4	13.0	10.9	39.9	29.4
Purchased freight	156.4	141.6	82.8	84.9	78.6	60.4
Depreciation and amortization	39.7	31.7	13.6	9.2	26.0	22.5
Impairment	—	2.8	—	—	—	2.8
Other operating expenses	36.2	29.9	11.7	9.3	19.0	14.0
Operating expenses	445.9	368.4	168.8	152.9	269.6	211.3
Operating ratio	99.0%	97.7%	96.5%	94.3%	96.0%	96.7%
Acquisition-related transaction expenses	—	1.4	—	—	—	—
Impairment	—	2.8	—	—	—	2.8
Amortization of intangible assets	3.9	6.2	1.3	2.5	2.6	3.7
Net impact of step-up in basis of acquired assets	5.9	5.4	0.4	0.7	5.5	4.6
Adjusted operating expenses	$436.1	$352.6	$167.1	$149.7	$261.5	$200.2
Adjusted operating ratio	96.8%	93.6%	95.5%	92.3%	93.2%	91.7%

Daseke, Inc. and Subsidiaries

Reconciliation of Adjusted Operating Ratio to Operating Ratio

(Unaudited)

(In millions)

	Six Months Ended June 30,
(Dollars in millions)	2019	2018	2019	2018	2019	2018
	Consolidated		Flatbed		Specialized
Revenue	$883.6	$704.5	$343.0	$307.2	$550.2	$403.3
Salaries, wages and employee benefits	243.4	173.0	69.4	54.0	163.7	118.1
Fuel	71.2	64.7	25.3	23.2	45.8	41.5
Operations and maintenance	107.9	75.0	27.3	21.7	80.3	53.0
Purchased freight	303.0	259.3	160.0	157.3	152.6	108.0
Depreciation and amortization	81.2	56.9	28.4	16.6	52.6	40.3
Impairment	—	2.8	—	—	—	2.8
Other operating expenses	71.5	56.5	23.2	18.2	36.4	27.3
Operating expenses	878.2	688.2	333.6	291.0	531.4	391.0
Operating ratio	99.4%	97.7%	97.3%	94.7%	96.6%	97.0%
Acquisition-related transaction expenses	—	1.8	—	—	—	—
Impairment	—	2.8	—	—	—	2.8
Amortization of intangible assets	8.2	8.1	3.0	2.9	5.2	5.2
Net impact of step-up in basis of acquired assets	12.7	9.5	0.9	1.2	11.8	8.3
Adjusted operating expenses	$857.3	$666.0	$329.7	$286.9	$514.4	$374.7
Adjusted operating ratio	97.0%	94.5%	96.1%	93.4%	93.5%	92.9%

Daseke, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment

(Unaudited)

(In millions)

	Three Months Ended				Six Months Ended
	June 30, 2019				June 30, 2019
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$2.3	$6.1	$(14.8)	$(6.4)	$2.7	$9.9	$(28.3)	$(15.7)
Depreciation and amortization	13.6	26.0	0.1	39.7	28.4	52.6	0.2	81.2
Interest income	—	—	(0.2)	(0.2)	(0.1)	—	(0.3)	(0.4)
Interest expense	2.7	3.3	6.7	12.7	5.3	6.6	13.5	25.4
Income tax provision (benefit)	1.1	2.0	(3.8)	(0.7)	1.6	3.3	(7.5)	(2.6)
Stock based compensation	0.2	0.4	0.3	0.9	0.3	0.9	0.7	1.9
Adjusted EBITDA	$19.9	$37.8	$(11.7)	$46.0	$38.2	$73.3	$(21.7)	$89.8

	Three Months Ended				Six Months Ended
	June 30, 2018				June 30, 2018
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$10.6	$8.5	$(5.6)	$13.5	$14.3	$11.0	$(12.6)	$12.7
Depreciation and amortization	9.2	22.5	—	31.7	16.6	40.3	—	56.9
Interest income	(0.1)	—	(0.5)	(0.6)	(0.2)	—	(0.8)	(1.0)
Interest expense	2.0	2.7	6.4	11.1	3.8	5.2	12.4	21.4
Income tax provision (benefit)	(3.1)	(4.0)	(7.4)	(14.5)	(1.6)	(2.8)	(10.5)	(14.9)
Acquisition-related transaction expenses	—	—	1.4	1.4	—	—	1.8	1.8
Stock based compensation	0.2	0.5	0.2	0.9	0.5	1.0	0.3	1.8
Impairment	—	2.8	—	2.8	—	2.8	—	2.8
Adjusted EBITDA	$18.8	$33.2	$(5.6)	$46.3	$33.4	$57.5	$(9.4)	$81.5

*Tables may not foot or crossfoot due to rounding.

Daseke, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Acquisition-Adjusted EBITDA

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$(6.4)	$12.2	$(15.7)	$10.5
Depreciation and amortization	39.7	36.7	81.2	67.7
Interest income	(0.2)	(0.6)	(0.4)	(1.0)
Interest expense	12.7	13.0	25.4	24.9
Income tax benefit	(0.7)	(14.2)	(2.6)	(14.5)
Acquisition-related transaction expenses	—	2.9	—	3.3
Stock based compensation	0.9	1.7	1.9	2.6
Impairment	—	2.8	—	2.8
Acquisition-Adjusted EBITDA	$46.0	$54.5	$89.8	$96.3

Daseke, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted Net Income

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$(6.4)	$13.5	$(15.7)	$12.7
Add:
Acquisition-related tranaction expenses	—	1.4	—	1.8
Impairment	—	2.8	—	2.8
Amortization of intangible assets	3.9	6.2	8.2	8.1
Net impact of step-up in basis of acquired assets	5.9	5.4	12.7	9.5
Impact of TCJA(1) tax rate change	—	(12.6)	—	(12.6)
Adjusted Net Income	$3.4	$16.7	$5.2	$22.3

(1) Tax Cuts and Job Act

Daseke, Inc. and Subsidiaries

Reconciliation of cash flows from operating activities to Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$18.5	$14.8	$54.9	$29.0
Purchases of property and equipment	(8.2)	(23.5)	(12.1)	(31.1)
Proceeds from sale of property and equipment	11.9	5.8	16.5	11.7
Free Cash Flow	$22.2	$(2.9)	$59.3	$9.6